UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2006

ACADIA REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue

Suite 260

White Plains, New York 10605

(Address of principal executive offices) (Zip Code)

(914) 288-8100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

3.75% Convertible Notes due 2026

On December 5, 2006, Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchasers”) for the sale by the Company and the purchase by the Initial Purchasers of a $100 million aggregate principal amount of 3.75% Convertible Notes due 2026 (the “Notes”). The Purchase Agreement also granted the Initial Purchasers a 30-day option to purchase up to an additional $15 million aggregate principal amount of the Notes.

The closing (“Closing”) of the sale of the Notes occurred on December 11, 2006. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses, are estimated to be approximately $97.3 million (or approximately $112.0 million if the Initial Purchaser exercise their option to purchase additional Notes in full). The Company intends to use $71.3 million of the proceeds from the sale of the Notes to repay its outstanding secured indebtedness and $26.0 million of the proceeds to fund a portion of its capital commitment to Acadia Strategic Opportunity Fund II, LLC (“Fund II”) and Acadia Mervyn Investors II, LLC (“Mervyns II”) from time to time, as required. If the Initial Purchasers exercise their option to purchase additional Notes in full, the Company will use $10.6 million of such net proceeds to fund the balance of its capital commitment to Fund II and Mervyns II from time to time, as required, and will use the remainder of such proceeds, if any, for general corporate purposes.

The Notes were issued under the Indenture, dated as of December 11, 2006, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 11, 2006, between the Company and the Trustee. A copy of the Indenture is filed herewith as Exhibit 4.1. The terms of the Notes were established pursuant to the First Supplemental Indenture and the form of the Notes attached thereto, a copy of which is filed herewith as Exhibit 4.2.

Additional information pertaining to the Notes is contained in Item 2.03 of this report and is incorporated herein by reference. The Notes and the common shares of beneficial interest of the Company (“Common Shares”) issuable under certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes only to qualified institutional buyers in the United States in reliance upon the exemption from registration provided by Rule 144A under the Securities Act.

Registration Rights Agreement

At the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers. Under the Registration Rights Agreement, the Company has agreed, for the benefit of the holders of the Notes, to file a shelf registration statement providing for the resale of all of the Notes and the Common Shares, if any, issuable upon conversion of the Notes (the “Registrable Securities”) by holders who satisfy certain conditions (the “Selling Security Holders”), by the 120th day after the original issuance of the Notes and to use its reasonable best efforts to cause such shelf registration statement to be declared effective under the Securities Act as promptly as practicable but in any event by the 210th day after the original issuance of the Notes or otherwise make available for use by the Selling Security Holders an effective shelf registration statement no later than such date. The Company also has agreed to use its reasonable best efforts to keep the registration statement continuously effective under the Securities Act until there are no Registrable Securities outstanding.

The Company will be required to pay specified additional interest to the holders of the Notes if it fails to comply with its obligations to register the Notes and the Common Shares issuable upon conversion of the Notes within specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for specified time periods. The Company will not be required to pay additional interest with respect to any Note after it has been converted for any Common Shares. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.3. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 5, 2006, the Company issued a $100 million aggregate principal amount of the Notes. The Notes are unsecured obligations of the Company.

The terms of the Notes include:

Maturity. December 15, 2026.

Interest. Interest on the Notes at the rate of 3.75% per year is payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2007.

Conversion Rights. Holders may convert the Notes at the initial conversion rate for each $1,000 principal amount of the Notes of 32.4002 of the Common Shares, payable in cash or, if the conversion value is greater than the principal return (as defined in the offering memorandum), in cash with respect to the amount equal to the principal return, and with respect to any portion in excess of the principal return, cash, the Common Shares or a combination of cash and the Common Shares, at the option of the Company, prior to the close of business on the second business day prior to the stated maturity date at any time on or after December 15, 2025 and also under the following circumstances:

(a) Exchange Upon Satisfaction of Market Price Condition. A holder may surrender any of its Notes for conversion during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter), if, and only if, the closing sale price of the Common Shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter as determined by the Company is more than 130% of the conversion price per Common Share in effect on the applicable trading day;

(b) Exchange Upon Satisfaction of Trading Price Condition. A holder may surrender any of its Notes for conversion during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes (as determined following a reasonable request by a holder of the Notes) was less than 98% of the product of the closing sale price of the Common Shares multiplied by the applicable conversion rate;

(c) Exchange Upon Notice of Redemption. A holder may surrender for conversion any of the Notes called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the Notes are not otherwise convertible at such time.

(d) Conversion if Common Shares Are Not Listed. A holder may surrender any of its Notes for conversion at any time beginning on the first business day after the Common Shares have ceased to be listed on a U.S. national or regional securities exchange for a 30 consecutive trading-day period.

(e) Conversion Upon Specified Transactions. A holder may surrender any of its Notes for conversion if the Company engages in certain specified corporate transactions, including a change in control (as defined in the Notes). Holders converting Notes in connection with certain change in control transactions occurring prior to December 20, 2011 may be entitled to receive additional Common Shares as a “make whole premium.”

Redemption at the Option of the Company. The Company may not redeem any Notes prior to December 20, 2011, except to preserve its status as a real estate investment trust. After that time, the Company may redeem the Notes, in whole or in part, for cash equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date.

Purchase at Option of Holders on Certain Dates. Holders of the Notes may require the Company to repurchase their Notes, in whole or in part (in principal amounts of $1,000 and integrals thereof) on December 20, 2011, December 15, 2016, and December 15, 2021 for cash equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

Default. Subject to the terms of the First Supplemental Indenture and the Notes, upon certain events of default, including, but not limited to, (i) default by the Company in the delivery when due of the conversion value, on the terms set forth in the Indenture and the Notes, upon exercise of a holder’s conversion right in accordance with the Indenture and the continuation of such default for 10 days, and (ii) the failure of the Company to provide notice of the occurrence of a change of control when required under the Indenture, and such failure continues for 5 business days, the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal and accrued and unpaid interest on all of the Notes to be due and payable immediately by written notice thereof to the Company (and to the trustee if given by the holders). Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, the Company’s operating partnership, or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The description of the Notes in this report is a summary and is qualified in its entirety by reference to Exhibits 4.1, 4.2 and 4.3.

Item 3.02	Unregistered Sales of Equity Securities.

3.75% Convertible Notes due December 15, 2026

On December 5, 2006, the Company entered into the Purchase Agreement to offer and sell $100 million aggregate principal amount of the Notes to the Initial Purchasers. The Purchase Agreement also granted the Initial Purchasers an option to purchase up to $15 million aggregate principal amount of the Notes to cover the option to purchase Additional Notes, if any. The Closing occurred on December 11, 2006. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the Company’s estimated offering expenses, are estimated to be approximately $97.3 million (or approximately $112.0 million if the Initial Purchaser exercise their option to purchase additional Notes in full).

Additional information pertaining to the Notes and Common Shares is contained in Item 2.03 of this report and is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes only to qualified institutional buyers in the United States in reliance upon the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes and the underlying Common Shares issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
(a)	Financial Statements.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Shell company transactions.

Not Applicable

(d)	Exhibits.
Exhibit Number	Description
4.1	Indenture, dated as of December 11, 2006, between Acadia Realty Trust and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of December 11, 2006, between Acadia Realty Trust and U.S. Bank National Association, as trustee, including the Form of 3.75% Convertible Notes due 2026.
4.3	Registration Rights Agreement, dated as of December 11, 2006, among Acadia Realty Trust and Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST (Registrant)
Date: December 11, 2006	By: /s/ Michael Nelsen Name: Michael Nelsen Title: Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of December 11, 2006, between Acadia Realty Trust and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of December 11, 2006, between Acadia Realty Trust and U.S. Bank National Association, as trustee, including the Form of 3.75% Convertible Notes due 2026.
4.3	Registration Rights Agreement, dated as of December 11, 2006, among Acadia Realty Trust and Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.